Exhibit 99.1

Hyatt Completes $2.0 Billion Sale of Playa’s Owned Real Estate Portfolio to Tortuga

Sale of Real Estate Achieves a Fully Asset-Light Transaction of Playa

CHICAGO (December 30, 2025) – Hyatt Hotels Corporation (the “Company”) (NYSE: H) today announced the closing of the sale of the real estate portfolio previously acquired from Playa Hotels & Resorts N.V. (“Playa”) to Tortuga Resorts (“Tortuga”), a premier real estate and asset management platform focused on luxury beachfront hospitality across Mexico and the Caribbean, for approximately $2 billion. Hyatt can achieve up to an additional $143 million earnout if certain operating thresholds are met and has retained $200 million of preferred equity in Tortuga in connection with the transaction.

The real estate portfolio originally involved 15 all-inclusive properties located across Mexico, the Dominican Republic and Jamaica. As previously disclosed, Hyatt sold one of these properties to a separate third-party buyer on September 18, 2025, for $22 million. Between the completion of this earlier sale and the Tortuga transaction, Hyatt has sold the entire Playa real estate portfolio for a total of $2 billion. Concurrent with the real estate sale, Hyatt and Tortuga have entered into 50-year management agreements for 13 of the 14 properties in the portfolio, with terms consistent with Hyatt’s existing all-inclusive management agreements. The remaining property is subject to a separate contractual arrangement.

“This closing is the culmination of a transformative transaction for Hyatt’s Inclusive Collection,” said Javier Águila, President, Inclusive Collection, Hyatt. “With this transaction, we’ve secured long-term management agreements for a portfolio of exceptional resorts that reflect our commitment to excellence. We are deeply grateful to the teams who made this transaction possible. Throughout this process, we’ve seen strong cultural alignment grounded in care between Playa and Hyatt which has been key to achieving this milestone and will help us deliver even more memorable all-inclusive experiences for guests.”

“The completion of this transaction marks a defining moment, establishing Tortuga as a scaled, leading platform in luxury beachfront hospitality across Mexico and the Caribbean,” said Leo Schlesinger, CEO of Tortuga. “We are excited to deepen our partnership with Hyatt and to work closely with our brand partners, property teams and investors to unlock new opportunities for growth. Together, we will leverage our reach and capabilities to create unforgettable experiences for the guests and communities we serve and deliver long-term value for all stakeholders.”

The sale to Tortuga demonstrates Hyatt’s commitment to its asset-light business model and to delivering value to shareholders. Proceeds from the real estate sale will be used to repay the delayed draw term loan that funded a portion of the Playa acquisition, and Hyatt expects pro forma net leverage to remain consistent with thresholds necessary to maintain its investment-grade credit profile.

In connection with the transaction, BDT & MSD Partners served as Hyatt’s lead financial advisor, with Berkadia serving as real estate advisor and Latham & Watkins LLP as legal counsel. Goldman Sachs & Co. LLC served as exclusive financial advisor to Tortuga, with Simpson Thacher & Bartlett LLP as legal counsel.

As a result of damage from Hurricane Melissa in October 2025, seven Hyatt properties in Jamaica are expected to remain closed until the fourth quarter of 2026. All guests and colleagues were safely evacuated, and no loss of life occurred; however, many colleagues experienced extensive property damage. Financial assistance has been provided to colleagues in Jamaica through the Hyatt Care Fund, donations from Hyatt colleagues, and direct financial support from Hyatt. Refer to the Company’s Form 8-K filed today for an update on estimated 2025 financial impacts due to damage related to Hurricane Melissa.

The term “Hyatt” is used in this release for convenience to refer to Hyatt Hotels Corporation and/or one or more of its affiliates.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company guided by its purpose – to care for people so they can be their best. As of September 30, 2025, the Company's portfolio included more than 1,450 hotels and all-inclusive properties in 82 countries across six continents. The Company's offering includes brands in the Luxury Portfolio, including Park Hyatt®, Alila®, Miraval®, Impression by Secrets, and The Unbound Collection by Hyatt®; the Lifestyle Portfolio, including Andaz®, Thompson Hotels®, The Standard®, Dream® Hotels, The StandardX, Breathless Resorts & Spas®, JdV by Hyatt®, Bunkhouse® Hotels, and Me and All Hotels; the Inclusive Collection, including Zoëtry® Wellness & Spa Resorts, Hyatt Ziva®, Hyatt Zilara®, Secrets® Resorts & Spas, Dreams® Resorts & Spas, Hyatt Vivid® Hotels & Resorts, Sunscape® Resorts & Spas, Alua Hotels & Resorts®, and Bahia Principe Hotels & Resorts; the Classics Portfolio, including Grand Hyatt®, Hyatt Regency®, Destination by Hyatt®, Hyatt Centric®, Hyatt Vacation Club®, and Hyatt®; and the Essentials Portfolio, including Caption by Hyatt®, Unscripted by Hyatt, Hyatt Place®, Hyatt House®, Hyatt Studios®, Hyatt Select, and UrCove. Subsidiaries of the Company operate the World of Hyatt® loyalty program, ALG Vacations®, Mr & Mrs Smith, Unlimited Vacation Club®, Amstar® DMC destination management services, and Trisept Solutions® technology services. For more information, please visit www.hyatt.com.

About Tortuga Resorts

Tortuga Resorts is a hospitality platform focused on developing and operating premium beachfront destinations across the Caribbean and Latin America. Rooted in a commitment to authentic, culturally inspired experiences, Tortuga creates resorts that reflect the character, natural beauty and traditions of each location. Formed by KSL Capital Partners, LLC, and Rodina, the platform prioritizes exceptional service, responsible growth and long-term destination stewardship through strong local partnerships and sustainable development. Learn more: Tortuga-Resorts.com

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about the Company's plans, strategies, outlook, net leverage and credit ratings expectations, prospective or future events and involve known and unknown risks that are difficult to predict. As a result, the Company's actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and the Company's management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and pace of economic recovery following economic downturns; global supply chain constraints and interruptions, rising costs of construction-related labor and materials, and increases in costs due to inflation or other factors that may not be fully offset by increases in revenues in our business; risks affecting the luxury, resort, and all-inclusive lodging segments; levels of spending in business, leisure, and group segments, as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geopolitical conditions, including political or civil unrest or changes in trade policy; the impact of global tariff policies or regulations; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters, weather and climate-related events, such as hurricanes, earthquakes, tsunamis, tornadoes, droughts, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, or fear of such outbreaks; our ability to successfully achieve specified levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access the capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations or realize anticipated synergies; failure to successfully complete proposed transactions, including the failure to satisfy closing conditions or obtain required approvals; our ability to successfully complete dispositions of certain of our owned real estate assets within targeted timeframes and at expected values; our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; declines in the value of our real estate assets; unforeseen terminations of our management and hotel services agreements or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates, wages, and other operating costs; foreign exchange rate fluctuations or currency restructurings; risks associated with the introduction of new brand concepts, including lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program and manage the Unlimited Vacation Club paid membership program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; and violations of regulations or laws related to our franchising business and licensing businesses and our international operations;  and other risks discussed in the Company's filings with the SEC, including our annual reports on Form 10-K and quarterly reports on Form 10-Q, which filings are available from the SEC. All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

For further information:

Hyatt Media Contact:
Franziska Weber
franziska.weber@hyatt.com

Hyatt Investor Contacts:
Adam Rohman
adam.rohman@hyatt.com

Ryan Nuckols

ryan.nuckols@hyatt.com

Tortuga Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Kate Thompson / Erik Carlson / Kate Kelley

Tortuga-JF@JoeleFrank.com / (212)355-4449

HHC-FIN